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                                                                     Exhibit 8.1

               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]

                                                          April 29, 1999

Great West Life & Annuity Insurance Capital I
GWL&A Financial Inc.
c/o GWL&A Financial Inc.
8515 East Orchard Road
Englewood, Colorado  80111

Ladies and Gentlemen:

          We have acted as special counsel to Great-West Life & Annuity Insurance Capital I, a Delaware business trust (the "Trust"), and GWL&A Financial Inc., a Delaware corporation (the "Company"), in connection with the registration by the Trust and the Company under the Securities Act of 1933, as amended (the "Securities Act"), of (i) the Trust's Subordinated Capital Income Securities (liquidation amount of $25 per security) (the "Capital Securities"),
(ii) the Company's __% Junior Subordinated Debentures due 2048 (the "Debentures") and (iii) the guarantee of the Capital Securities by the Company for the benefit of the holders from time to time of the Capital Securities (the "Guarantee"). The Capital Securities will be issued under an amended and restated declaration of trust of the Trust among the Company and the trustees named therein (the "Amended and Restated Declaration of Trust"). The Debentures will be issued under an indenture between the Company and the trustee named therein (the "Indenture"). The Guarantee will be issued under a guarantee agreement between the Company and the trustee named therein (the "Guarantee Agreement"). The Capital Securities, the Debentures and the Guarantee are being registered by the Trust and the Company pursuant to (i) a Registration Statement on Form S-3 (Nos. 333-64473 and 333-64473-01) (the "Initial Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 28, 1998, as amended by Amendment No. 1 to the Registration Statement, filed with the Commission on November 5, 1998, by Amendment No. 2 to the Registration Statement filed on November 13, 1998, by Amendment No. 3 to the Registration Statement filed on April 8, 1999 and by Amendment No. 4 to the Registration Statement filed on April 26, 1999; and (ii) a Registration Statement on Form S-3 (the "462(b) Registration Statement"; and, together with the Initial Registration Statement, the "Registration Statements"), filed with the Commission on the date of this opinion.
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Great-West Life & Annuity Insurance Capital I
GWL&A Financial Inc., p. 2

          In arriving at the opinions expressed below, we have examined an executed copies of the Registration Statements dated the date hereof, which you have provided us, as well as the forms of (i) the Amended and Restated Declaration of Trust, (ii) the Indenture and (iii) the Guarantee Agreement, each of which is filed as an exhibit to the Registration Statements. We have also examined such other documents relating to the issuance of the Debentures, the Capital Securities and the Guarantee described in the prospectus which form a part of the Registration Statements (the Amended and Restated Declaration of Trust, the Indenture, the Guarantee Agreement and such other documents being referred to herein as the "Operative Documents"). In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

          In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Amended and Restated Declaration of Trust and the Capital Securities will conform to the form thereof that we have reviewed, (iii) that the Indenture and the Debentures will conform to the form thereof that we have reviewed, and (iv) that the Guarantee Agreement will conform to the form thereof that we have reviewed.

          Based on the foregoing, and subject to the assumptions, qualifications and conditions set forth herein and in the discussion set forth in the Registration Statements under the caption "U.S. Federal Income Tax Consequences," and the accuracy of certain representations of the Company and the Trust, it is our opinion that:

          1. Under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Debentures will be treated for United States federal income tax purposes as indebtedness of the Company.

          2. Under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Trust will be treated for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

          Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America.
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Great-West Life & Annuity Insurance Capital I
GWL&A Financial Inc., p. 3

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to our name under the heading "U.S. Federal Income Tax Consequences" in the Prospectus included in the Registration Statements. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON

                              By            /s/ Erika W. Nijenhuis
                                  ---------------------------------------
                                         Erika W. Nijenhuis, a Partner